Exhibit 21.1
SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.
As of December 31, 2011

Ownership Percentage	Name	Place of Incorporation
100%	Synovus Bank	Georgia
100%	Synovus Trust Company, National Association	National
100%	BOP Investment Company, Inc.	Delaware
100%	BOP Mortgage Investment Corporation	Florida
100%	Synovus Mortgage Corp.	Alabama
100%	Synovus Title, LLC	Alabama
100%	Synovus Title II, LLC	Georgia
100%	Athena Service Corporation	Georgia
100%	Dadeville Asset Management, LLC	Alabama
50%	Sterling Place, L.L.C.	Alabama
100%	W.L. Properties, Inc.	Florida
100%	U.O.S. Properties, Inc.	Florida
40%	Orchid, LLC	Alabama
100%	The Summerton Inn, Inc.	South Carolina
100%	DAL LLC	Alabama
100%	KDC LLC	Alabama
100%	EO Holdings, LLC	Georgia
100%	VOS Holdings, LLC	Georgia
100%	Lake Property Holdings, LLC	Alabama
100%	BOP Properties, Inc.	Florida
100%	Synovus Lofts of Greenville, LLC	Georgia
99%	Monaghan Mill, LLC	Georgia
49.99%	Azalea Park Partners, LLP	Virginia
99.99%	Synovus/CB&T Community Reinvestment Fund, LLC	Georgia
100%	CB&T Special Limited Partner, L.L.C.	Georgia
20%	West End Redevelopment Partnership, L.P.	Georgia
100%	Synovus Burger-Phillips, LLC	Alabama
99%	Burger Phillips Building, LLC	Alabama
30%	Tuscaloosa Riverfront Development, LLC	Alabama
99%	Pine Cone Apartments Tuscaloosa, Ltd.	Alabama
100%	FCB Heritage 1901 Redevelopment LLC	Alabama
99%	Heritage 1901 Redevelopment, LLC	Alabama
99.99%	CB&T Housing Fund Investor, L.L.C.	Georgia
99.99%	Tall Pines Apartments, L.P.	Georgia
99.99%	Boston Capital Columbus Tax Credit Fund, L.P.	Massachusetts
99.99%	New Northgate Village Development Company, L.P.	Georgia
99.99%	CB&T State Tax Credit Fund, L.L.C.	Georgia
100%	Ashton Avalon, LP	Georgia
100%	Baker Village Apartments I, LP	Georgia
100%	Synovus Equity Investments, Inc.	Georgia
100%	Synovus Special Limited Partner LLC	Georgia
100%	Synovus Callier Forest, LLC	Georgia
99.99%	Callier Forest, L.P.	Massachusetts
100%	Synovus Union Hill, L.L.C.	Georgia

99.99%	Union Hill Apartments, LTD	Georgia
100%	Synovus Pointe Apartments, L.L.C.	Georgia
99.99%	The Point Apartments, LTD	Georgia
100%	Synovus South Mall Apartments, L.L.C.	Georgia
99.99%	Summit South Mall Apartments, LP	Alabama
100%	Synovus Aspenwood Square, LLC	Georgia
99.99%	Aspenwood Square Apartments, LP	Tennessee
5.07%	ST GA Fund I, LLC	Georgia
5.6%	ST GA Fund III, LLC	Georgia
100%	Synovus Securities, Inc.	Georgia
100%	GLOBALT, Inc.	Georgia
100%	Broadway Asset Management, Inc.	Georgia
100%	Banking Corporation of Florida Capital Trust	Florida
100%	Synovus Georgia State Tax Credit Fund, LLC	Georgia
77%	JT Tax Credits, LLC	Georgia
49.9%	TTP Fund II, L.P.	Georgia
27%	GAA Real Estate Partners, L.P.	Georgia
20%	Cordova Intellimedia Ventures, L.P.	Georgia